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EXHIBIT 99.1

                                                                    NEWS RELEASE

(IES LOGO)                        Contacts: H. Roddy Allen, CEO
                                            David A. Miller, CFO
                                            Integrated Electrical Services, Inc.
                                            713-860-1500

                                            Ken Dennard / ksdennard@drg-e.com
                                            Karen Roan / kcroan@drg-e.com
FOR IMMEDIATE RELEASE                       DRG&E / 713-529-6600

                         INTEGRATED ELECTRICAL SERVICES
                          UPDATES STATUS OF SEC INQUIRY

     HOUSTON -- January 26, 2005 -- As Integrated Electrical Services, Inc. (NYSE: IES) previously announced on November 10, 2004, the Staff of the United States Securities and Exchange Commission (SEC) had been conducting an informal inquiry relating to the company's internal investigation, the investigation conducted by counsel to the Audit Committee of the company's Board of Directors, and the material weaknesses identified by IES' auditors in August 2004.

     Earlier this week IES received notice of a formal order of a nonpublic investigation issued by the SEC concerning these and related matters. The company's internal investigation and the investigation conducted by counsel have been completed, and the company has filed its fiscal 2004 Form 10-K with the SEC. IES will continue to fully cooperate with the Staff's investigation.

     Integrated Electrical Services, Inc. is a leading national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.

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